CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
Pioneer Funds Distributor, Inc.:


In connection with Post-Effective Amendment Number 9 to Registration No. 333-42113 on Form S-6 of Pioneer Independence Plans, we consent to the inclusion of our reports dated February 22, 2006, with respect to the statement of financial condition of Pioneer Funds Distributor, Inc as of December 31, 2005, and the related statements of operations, changes in stockholder's equity and comprehensive income and cash flows and accompanying schedules for the year then ended.


                                                       /s/ KPMG LLP

Boston, Massachusetts
April 25, 2006